UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following information reflects voting activity for the Company’s Annual Meeting of Stockholders held on May 12, 2010:

Total outstanding shares of Laboratory Corporation of America Holdings
(excludes 22,142,567 non-voting Treasury shares):	104,358,698
Total shares voted:	89,472,490

Election of the members of the Board of Directors:	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
David P. King	79,666,963	1,747,485	33,920	8,024,122
Kerrii B. Anderson	80,738,365	674,743	35,260	8,024,122
Jean-Luc Belingard	59,856,564	21,558,658	33,146	8,024,122
Wendy E. Lane	78,503,664	2,912,491	32,213	8,024,122
Thomas P. Mac Mahon	80,284,210	1,129,192	34,966	8,024,122
Robert E. Mittelstaedt, Jr.	80,040,714	1,367,362	40,292	8,024,122
Arthur H. Rubenstein, MBBCh	80,799,507	609,158	39,703	8,024,122
M. Keith Weikel, Ph.D.	80,724,625	683,344	40,399	8,024,122
R. Sanders Williams, M.D.	80,822,138	586,301	39,929	8,024,122

Ratification of the Audit Committee’s appointment
of PricewaterhouseCoopers LLP as the Company’s	Votes	Votes	Votes
independent registered public accounting firm for	For	Against	Abstained
the year ending December 31, 2010	88,999,222	381,770	91,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 14, 2010